EXHIBIT 99.1

LATITUDE SOLUTIONS, INC. CREATES INTERNATIONAL SUBSIDIARY, LATITUDE WORLDWIDE, B.V., TO MARKET, DEPLOY AND SERVICE LSI'S ONSITE WASTEWATER TREATMENT SYSTEMS OUTSIDE OF NORTH AMERICA

Boca Raton, Florida - (December 5, 2011) - Latitude Solutions, Inc. ("LSI" or the "Company"), trading symbol OTC: LATI.QBannounced today that ithas completed the formation of its international subsidiary, Latitude Worldwide, B.V., which will provide the resources necessary to market anddeployLSI's Electro Precipitation(TM)Integrated Water Systems(TM)wastewater treatment technology outside of North America. LSI's international operations will be conducted and serviced exclusively through Latitude Worldwide, which is based in the United Kingdom with operations worldwide.

Harvey Kaye, Latitude Solutions, Inc.'s Chief Executive Officer stated, "The establishment of Latitude Worldwide creates an entity dedicated exclusively to optimizing international opportunities for the Company's technologies originating outside of North America, particularly with major clients who have both domestic and international operations. This initiative allows LSI to continue to focus its resourceson its current North Americanmarket, while providing operational capability on a worldwide basis."

Sean Salloux, Chief Executive Officer of Latitude Worldwide, B.V., stated, "We have brought together a talented and experienced team knowledgeable in client development, marketing, operations and ongoing servicing of LSI's disruptive water remediation technology."Mr. Salloux further added, "As Europe and other parts of the world are now aggressively developing hydraulic fracturing opportunities to increase their oil&gas production, we are pleased to be part of the expansion and use of the Company's innovative technology."

About Latitude Solutions,  Inc.

Latitude Solutions, Inc. provides innovative wastewater remediation solutions to oil &gas, energy, mining, food processing, agricultural and other industrial users worldwide utilizing its patented Electro Precipitation(TM), (EP(TM)) technology. Based on this EP(TM) technology, LSI's Integrated Water Systems(TM) (IWS(TM))remediation processes have the ability to convert massive amounts of contaminated water resulting from the operations of energy companies and other industrial users into recyclable and reusable water on a highly efficient and cost effective basis. This provides our clients with a sustainable solution by substantially reducing the cost and requirements of freshwater harvesting, regulatory compliance and wastewater disposal.LSI provides its technology worldwide via a recurrent revenue business model comprised of a monthly equipment lease payment and a volumetric processing fee. The Company maintains ownership and operational control of all its processing equipment in order to ensure the best possible level of client satisfaction and quality control. LSI has offices and/or operations in Boca Raton, Florida; Colorado Springs, Colorado; New York, New York; Chicago, Illinois; Searcy, Arkansas and London,
U.K.   Information   on  the  Company  and  its   products   can  be  viewed  on
www.latitudesolutions.net.
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This press release may contain  certain  forward-looking  statements  within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange

Contact:

Harvey Kaye, CEO
Latitude Solutions, Inc.
2595 NW Boca Raton Blvd., Suite 100
Boca Raton, FL 33431
(561) 417-0644
hkaye@latitudesolutions.net

Matthew J. Cohen, CFO
Latitude Solutions, Inc.
2595 NW Boca Raton Blvd., Suite 100
Boca Raton, FL 33431
(561) 417-0644
mcohen@latitudesolutions.net

Virginia Dadey, Director of Financial Relations
2595 NW Boca Raton Blvd., Suite 100
Boca Raton, FL 33431
(561) 353-7511
vdadey@latitudesolutions.net

Sean Salloux
Latitude Worldwide
93-95 Gloucester Place,
London, UK W1U 6JQ
Telephone: +44 (0)207 487 8414
s.salloux@worldwidewatertec.com